[DESCRIPTION]  EXHIBIT 21
               SUBSIDIARIES OF THE REGISTRANT
               AS AT DECEMBER 31, 1997

FAHNESTOCK VINER HOLDINGS INC. (Ontario)
Registrant

-E.A. VINER INTERNATIONAL CO.
 	(Delaware)

   -HUDSON CAPITAL ADVOSIRS INC.
		 (New York)

   -NEWSON INC.
	  (Pennsylvania)

   -VINER FINANCE INC.
		 (Delaware)

      -FAHNESTOCK & CO. INC.
			   (New York)

         -PACE SECURITIES, INC.
         (New York)

         -REICH & CO. INC.
         (Alabama)

         -FREEDOM INVESTMENTS, INC.
         (Delaware)

         -FIRST OF MICHIGAN CAPITAL CORPORATION (Delaware)

            -FIRST OF MICHIGAN CORPORATION (Delaware)

            -FIRST OF MICHIGAN VENTURE CAPITAL ASSOCIATES , INC. (Michigan)

            -FIRST OF MICHIGAN INSURANCE AGENCY, INC. (Michigan)

            -CRANBROOK CAPITAL MANAGEMENT, INC. (Michigan)

            -FOM ADVISERS, INC.(Michigan)

            -FIRST OF MICHIGAN REAL ESTATE, INC. (Michigan)

            -FIRST OF MICHIGAN LEASING, INC. (Michigan)

            -FIRST OF MICHIGAN COMMODITIES, INC. (Michigan)